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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Rubio's Restaurants, Inc. on Form S-8 of our report dated March 17, 2004, appearing in the Annual Report on Form 10-K of Rubio's Restaurants, Inc for the year ended December 28, 2003.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
May 25, 2004